    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 2004
                                                   REGISTRATION NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                VERITAS DGC INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                                           76-0343152
   (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                              10300 TOWN PARK DRIVE
                              HOUSTON, TEXAS 77072
          (Address of principal executive offices, including zip code)

                             ----------------------

                  VERITAS DGC INC. EMPLOYEE SHARE PURCHASE PLAN
                            (Full title of the plan)

                             MR. VINCENT M. THIELEN
                      VICE PRESIDENT, CORPORATE CONTROLLER
                                VERITAS DGC INC.
                              10300 TOWN PARK DRIVE
                              HOUSTON, TEXAS 77072
                     (Name and address of agent for service)

                                 (832) 351-8300
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                                JEFFREY B. FLOYD
                             VINSON & ELKINS L.L.P.
                                   1001 FANNIN
                            HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

========================================== ================ ==================== ===================== ============
                                                              PROPOSED MAXIMUM      PROPOSED MAXIMUM     AMOUNT OF
            TITLE OF SECURITIES              AMOUNT TO BE      OFFERING PRICE      AGGREGATE OFFERING  REGISTRATION
             TO BE REGISTERED               REGISTERED (2)     PER SHARE (3)           PRICE (3)           FEE
------------------------------------------ ---------------- -------------------- --------------------- ------------
Common Stock, par value $.01 per share (1)     1,000,000           $12.51             $12,510,000         $1,013
========================================== ================ ==================== ===================== ============

(1) Includes preferred stock purchase rights associated with the common stock. Since no separate consideration is payable for such rights, the registration fee for such securities is included in the fee for common stock.

(2) This registration statement shall also cover any additional shares of common stock which become issuable under the Veritas DGC Inc. Employee Share Purchase Plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h) under the Securities Act of 1933, based on the average of the high and low prices per share of the registrant's common stock on January 15, 2004 as reported on the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by Veritas DGC with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-7427), are incorporated in this registration statement by reference and shall be deemed to be a part hereof, other than information under Item 9 or 12 of any Current Report on Form 8-K:

     o    our Annual Report on Form 10-K for the year ended July 31, 2003;

     o our Quarterly Report on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

     o our Current Reports on Form 8-K, filed February 5, 2003, February 19, 2003, May 30, 2003, June 26, 2003, August 1, 2003, September 4, 2003,
          October 14, 2003 and November 25, 2003;

     o the description of the Veritas DGC's common stock set forth in Veritas DGC's registration statement on Form 8-A filed with the SEC on August 16, 1996, and any amendment or report filed for the purpose of updating any such description; and

     o all documents filed by Veritas DGC with the SEC pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the termination of the offering of securities by this registration statement.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

         In a suit brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of the case, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the corporation except as otherwise provided by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys' fees).

         The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, or (ii) by independent counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders.

         The Restated Certificate of Incorporation (with Amendments) and Bylaws of Veritas DGC require Veritas DGC to indemnify Veritas DGC's directors and officers to the fullest extent permitted under Delaware law. In addition, Veritas DGC has entered into indemnification agreements with each of its officers and directors providing for indemnification to the fullest extent permitted under Delaware law. Veritas DGC's Restated Certificate of Incorporation (with Amendments) limits the personal liability of a director to Veritas DGC or its stockholders to damages for breach of the director's fiduciary duty.

         Veritas DGC has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the Registrant, or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

     EXHIBIT NO.                              EXHIBIT
     -----------                              -------
         4.1      --    Restated Certificate of Incorporation with amendments of
                        Veritas DGC Inc. dated August 30, 1996. (Exhibit 3.1 to
                        Veritas DGC Inc.'s Current Report on Form 8-K dated
                        September 16, 1996 is incorporated herein by reference.)

         4.2      --    Certificate of Ownership and Merger of New Digicon Inc.
                        and Digicon Inc. (Exhibit 3-B to Digicon Inc.'s
                        Registration Statement No. 33-43873 dated November 12,
                        1991 is incorporated herein by reference.)

         4.3      --    Certificate of Amendment to Restated Certificate of
                        Incorporation of Veritas DGC Inc. dated September 30,
                        1999. (Exhibit 3-D to Veritas DGC Inc.'s Form 10-K for the year ended July 31, 1999 is incorporated herein by reference.)

        *4.4      --    Certificate of Amendment to Restated Certificate of
                        Incorporation of Veritas DGC Inc. dated December 3,
                        2003.

        *4.5      --    By-laws of Veritas DGC Inc. as amended and restated
                        September 23, 2003.

         4.6      --    Specimen Veritas DGC Inc. Common Stock certificate.
                        (Exhibit 4-C to Veritas DGC Inc.'s Form 10-K for the year ended July 31, 1996 is incorporated herein by reference.)

         4.7      --    Rights Agreement between Veritas DGC Inc. and
                        ChaseMellon Shareholder Services, L.L.C. dated as of May
                        15, 1997. (Exhibit 4.1 to Veritas DGC Inc.'s Current
                        Report on Form 8-K filed May 27, 1997 is incorporated herein by reference.)

        *4.8      --    Veritas DGC Employee Share Purchase Plan.

        *5.1      --    Opinion of Vinson & Elkins L.L.P.

        10.1      --    Veritas DGC Inc. Employee Share Purchase Plan. (Annex B
                        to Veritas DGC Inc.'s Definitive Proxy Statement on
                        Schedule 14A filed November 12, 2003 is incorporated herein by reference.)

       *23.1      --    Consent of PricewaterhouseCoopers LLP

       *23.2      --    Consent of Vinson & Elkins L.L.P. (included in Exhibit
                        5.1 to this registration statement)

       *24.1      --    Power of attorney (included on signature page)

----------
*Filed herewith.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, these registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 16, 2004.


                                         VERITAS DGC INC.


                                         By:  /s/ Vincent M. Thielen
                                            ------------------------------------
                                            Vincent M. Thielen
                                            Vice President, Corporate Controller


                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen J. Ludlow, Timothy L. Wells and Larry L. Worden, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could not in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed below by the following persons in the capacities indicated on the 16th day of January, 2004.

                         SIGNATURE                                                    TITLE

                    /s/ David B. Robson                         Chairman of the Board and Chief Executive Officer,
-----------------------------------------------------------           Director (Principal Executive Officer)
                      David B. Robson


                   /s/ Stephen J. Ludlow                                     Vice Chairman, Director
-----------------------------------------------------------
                     Stephen J. Ludlow


                   /s/ Timothy L. Wells                               President and Chief Operating Officer
-----------------------------------------------------------
                     Timothy L. Wells


                  /s/ Vincent M. Thielen                               Vice President, Corporate Controller
-----------------------------------------------------------        (Principal Financial and Accounting Officer)
                    Vincent M. Thielen


                                                                                     Director
-----------------------------------------------------------
                     Loren K. Carroll


                  /s/ Clayton P. Cormier                                             Director
-----------------------------------------------------------
                    Clayton P. Cormier


                    /s/ James R. Gibbs                                               Director
-----------------------------------------------------------
                      James R. Gibbs


                                                                                     Director
-----------------------------------------------------------
                     Brian F. MacNeill


                       /s/ Jan Rask                                                  Director
-----------------------------------------------------------
                         Jan Rask

                                INDEX TO EXHIBITS

EXHIBIT
  NO.                              EXHIBIT
-------                            -------
  4.1      --    Restated Certificate of Incorporation with amendments of
                 Veritas DGC Inc. dated August 30, 1996. (Exhibit 3.1 to Veritas
                 DGC Inc.'s Current Report on Form 8-K dated September 16, 1996 is incorporated herein by reference.)

  4.2      --    Certificate of Ownership and Merger of New Digicon Inc. and
                 Digicon Inc. (Exhibit 3-B to Digicon Inc.'s Registration
                 Statement No. 33-43873 dated November 12, 1991 is incorporated herein by reference.)

  4.3      --    Certificate of Amendment to Restated Certificate of
                 Incorporation of Veritas DGC Inc. dated September 30, 1999.
                 (Exhibit 3-D to Veritas DGC Inc.'s Form 10-K for the year ended
                 July 31, 1999 is incorporated herein by reference.)

 *4.4      --    Certificate of Amendment to Restated Certificate of
                 Incorporation of Veritas DGC Inc. dated December 3, 2003.

 *4.5      --    By-laws of Veritas DGC Inc. as amended and restated September
                 23, 2003.

  4.6      --    Specimen Veritas DGC Inc. Common Stock certificate. (Exhibit
                 4-C to Veritas DGC Inc.'s Form 10-K for the year ended July 31,
                 1996 is incorporated herein by reference.)

  4.7      --    Rights Agreement between Veritas DGC Inc. and ChaseMellon
                 Shareholder Services, L.L.C. dated as of May 15, 1997. (Exhibit
                 4.1 to Veritas DGC Inc.'s Current Report on Form 8-K filed May
                 27, 1997 is incorporated herein by reference.)

 *4.8      --    Veritas DGC Employee Share Purchase Plan.

 *5.1      --    Opinion of Vinson & Elkins L.L.P.

 10.1      --    Veritas DGC Inc. Employee Share Purchase Plan. (Annex B to
                 Veritas DGC Inc.'s Definitive Proxy Statement on Schedule 14A filed November 12, 2003 is incorporated herein by reference.)

*23.1      --    Consent of PricewaterhouseCoopers LLP

*23.2      --    Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 to this registration statement)

*24.1      --    Power of attorney (included on signature page)

----------
*Filed herewith.